UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2006

EMBREX, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-19495	56-1469825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1040 SWABIA COURT, DURHAM, NORTH CAROLINA 27703

(Address of principal executive offices)

(919) 941-5185

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2006, Embrex, Inc., a North Carolina corporation (the “Company”), Pfizer Inc., a Delaware corporation (“Parent”), and Eagle Merger Sub Inc., a North Carolina corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (other than shares held by the Company, Parent or Merger Sub), including all vested shares of restricted stock, will be converted into the right to receive $17.00 per share in cash.

In addition, each outstanding option to acquire shares of the Company’s common stock will become fully vested and exercisable, and at the effective time of the Merger, will be canceled in exchange for the right to receive an amount in cash equal to the excess, if any, of $17.00 over the per share exercise price of the option multiplied by the number of shares of common stock subject to the option, net of any applicable withholding taxes. Each restricted stock unit of the Company that has vested at the effective time of the Merger will be canceled and converted into the right to receive an amount in cash equal to $17.00 multiplied by the number of shares of common stock underlying the restricted stock unit, net of any applicable withholding taxes.

The Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the Company’s shareholders, the absence of any material adverse effect on the Company’s business, applicable U.S. and foreign regulatory approvals and other customary conditions.

Under a License and Royalty Agreement, dated as of June 22, 2001, between the Company and Parent (the “License and Royalty Agreement”), the Company previously acquired an exclusive worldwide license from Parent to three patent families owned by Parent. The Company made initial payments to Parent in 2004 to acquire the license and is obligated to make future royalty payments to Parent based on actual product sales. The License and Royalty Agreement is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001.

On November 14, 2006, the Company and American Stock Transfer & Trust Company, as Rights Agent, entered into Amendment No. 1 to the Company’s Rights Agreement dated March 6, 2006 (the “Rights Agreement”). The effect of this amendment is to permit the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the separation or exercise of the Rights (as defined in the Rights Agreement) or any adverse event under the Rights Agreement.

On November 10, 2006, the Company obtained a letter from Branch Banking & Trust Co. (“BB&T”) extending through March 31, 2007 its waiver of the current ratio (ratio of total current assets to total current liabilities) requirement under the Company’s construction/term loan and line of credit with BB&T.

The foregoing descriptions of the Merger Agreement, Amendment No. 1 to the Rights Agreement and the BB&T letter are qualified in their entirety by reference to the Merger Agreement, Amendment No. 1 to the Rights Agreement and the BB&T letter attached as exhibits 2.1, 4.1 and 10.1, respectively, and incorporated herein by reference. A copy of the joint press release relating to the Merger is attached as exhibit 99.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent. The Merger Agreement includes representations and warranties that the parties have made to each other as a matter of negotiation and risk allocation. These representations and warranties were made only as of the date of the Merger Agreement and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with execution of the Merger Agreement. These provisions are not intended to be relied on by third parties, including investors, other than as an indication of how the parties to such agreements allocated risks among themselves. Accordingly, investors should not

2

rely on the representations and warranties as characterizations of the actual state of facts at the time they were made.

Item 3.01	Material Modification to Rights of Security Holders

See disclosure under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated November 14, 2006, by and among Embrex, Inc., Pfizer Inc. and Eagle Merger Sub Inc.

4.1	Amendment No. 1 to Rights Agreement, dated as of November 14, 2006, by and between Embrex, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.02 to Embrex’s Registration Statement on Form 8-A/A (Amendment No. 1), as filed with the Securities and Exchange Commission on November 15, 2006)

10.1	Branch Banking & Trust Co. letter dated November 10, 2006

99.1	Joint press release issued November 15, 2006

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBREX, INC.

By:	/s/ Randall L. Marcuson
Name: Title:	Randall L. Marcuson President and Chief Executive Officer

Dated: November 15, 2006

4

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated November 14, 2006, by and among Embrex, Inc., Pfizer Inc. and Eagle Merger Sub Inc.

4.1	Amendment No. 1 to Rights Agreement, dated as of November 14, 2006, by and between Embrex, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.02 to Embrex’s Registration Statement on Form 8-A/A (Amendment No. 1), as filed with the Securities and Exchange Commission on November 15, 2006)

10.1	Branch Banking & Trust Co. letter dated November 10, 2006

99.1	Joint press release issued November 15, 2006.

5